Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of the Allied Asset Advisors Funds, does hereby certify, to such officer’s knowledge, that the report on Form N-CSR of the Allied Asset Advisors Funds for the period ended November 30, 2009 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended, and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Allied Asset Advisors Funds for the stated period.

/s/Bassam Osman Bassam Osman President, Allied Asset Advisors Funds	/s/Mohammad Basheeruddin Mohammad Basheeruddin Treasurer, Allied Asset Advisors Funds
Dated: January 30, 2010	Dated: January 30, 2010

This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by Allied Asset Advisors Funds for purposes of Section 18 of the Securities Exchange Act of 1934.